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                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT
                 Pursuant to Section 13 or 15(d)
             of the Securities Exchange Act of 1934



                          May 15, 2002
        Date of Report (Date of earliest event reported)


                    INTAC International, Inc.
     (Exact name of registrant as specified in its charter)



            Nevada                000-32621          98-0336945
 (State or other jurisdiction    (Commission       (IRS Employer
       of incorporation)         File Number)    Identification No.)



    Unit 3.5, 17/F., Clifford Centre
       778-784 Cheung Sha Wan Road
           Kowloon, Hong Kong                      N/A
(Address of principal executive offices)       (Zip Code)



                         (852) 2385.8789
       Registrant's telephone number, including area code



                               N/A
  (Former name or former address, if changed since last report)


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Item 4.   CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

     On April 25, 2002, the Registrant filed a report on Form 8-K advising that KPMG LLP ("KPMG"), its principal accountants, had resigned effective April 18, 2002. The Registrant's Board of Directors began interviewing potential replacements immediately. On May 15, 2002, after considering numerous potential replacement candidates, the Registrant's Board of Directors approved King Griffin & Adamson P.C. ("KGA") as the Registrant's certifying accountants.

     Prior to the appointment of KGA, the Registrant never consulted KGA regarding any matter concerning (i) the application of accounting principles to any specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements, nor was any written or oral advice provided that KGA concluded was an important factor considered by the Registrant in reaching a decision as to an accounting, auditing or financial reporting issue, or (ii) any matter which was the subject of a disagreement with KPMG, the prior certifying accountant or any matter requiring disclosure under the rules pertaining to the use of this Form 8-K ("Reportable Events"). Other than as reported in its Form 8-K filed on April 25, 2002, there were no disagreements with KPMG on any matter affecting the Registrant's financial statements or any other Reportable Events.




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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:   May 15, 2002       INTAC INTERNATIONAL, INC.



                           By:    /s/ JAMES H. MCALISTER
                              --------------------------------
                              James H. McAlister, Vice
                                 President-Finance